Exhibit 99.1

Hercules Technology Growth Capital Announces Resignation of CFO and Names VP of Finance Jessica Baron Interim CFO

PALO ALTO, Calif.--(BUSINESS WIRE)--May 18, 2011--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the leading specialty finance company devoted to addressing the capital needs of venture capital and private equity-backed technology-related companies, including clean technology, life sciences and lower middle market companies at all stages of development, announced today the resignation of Chief Financial Officer David Lund, effective May 31, 2011 for personal reasons and to pursue other opportunities.

The Company’s Vice President of Finance and Senior Corporate Controller Jessica Baron will assume the role of Interim Chief Financial Officer as of June 1, 2011 while the Company conducts a national search for Mr. Lund’s successor. Ms. Baron joined Hercules as Corporate Controller in 2006, and has been an integral and instrumental contributor and manager of the finance and accounting department. Ms. Baron’s prior experience includes over nine years in technology, retail and consulting. She also was a senior associate at PricewaterhouseCoopers, LLP in both its consulting and audit divisions from 1997 to 2000. Ms. Baron earned a Bachelor of Arts degree in Human Biology from Stanford University, a Master of Arts degree in Sociology from Stanford University and a Master of Business Administration degree with an emphasis in Finance from the University of California, Berkeley, Haas School of Business. She is a Certified Public Accountant in the state of California.

“David has been a valuable and contributing member of the Hercules team during his five year tenure as CFO. I want to thank him for his many contributions to the Company and wish him well in his future endeavors,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer.

He continued, “I am very confident in Jessica’s capabilities, leadership and commitment to Hercules in her new role as our Interim CFO, as we continue to build and expand Hercules.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and lower middle market companies at all stages of development. Since its founding in 2003, Hercules has committed over $2.2 billion in flexible financing solutions to over 160 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, California and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com
or
Market Street Partners
Linda Rothemund, 415-445-3234
linda@marketstreetpartners.com